Exhibit 10.21

AVIALL, INC.

FREE-STANDING APPRECIATION RIGHTS AGREEMENT

This FREE-STANDING APPRECIATION RIGHTS AGREEMENT (the “Agreement”) is made as of ____________, 200__ (the “Date of Grant”) by and between Aviall, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Grantee”). This Agreement is intended to comply with the provisions governing stock appreciation rights under Internal Revenue Service Notice 2005-1 and the proposed Treasury Regulations issued on September 29, 2005, in order to exempt this Agreement and any payments made hereunder from application of Section 409A of the Code.

1.	Grant of Appreciation Rights. Pursuant to the Aviall, Inc. 1998 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Grantee, as of the Date of Grant, rights relating to any appreciation in value from a grant price (the “Base Price”) of $__________ per share (which is equal to or greater than the Market Value per Share as of the Date of Grant) associated with _________ Common Shares of the Company (the “Appreciation Rights”), all upon and subject to the terms and conditions set forth in this Agreement.

2.	Term. The term of the Appreciation Rights shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 5 hereof:

(i)	☐ Appreciation Rights shall expire on the date that is six (6) years from the Date of Grant;

(ii)	☐ Appreciation Rights shall expire on the date that is seven (7) years from the Date of Grant; and

(iii)	☐ Appreciation Rights shall expire on the date that is eight (8) years from the Date of Grant.

3.	Subject to Plan. The Appreciation Rights and this Agreement are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. Except as otherwise provided herein, the capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Appreciation Rights are subject to any rules promulgated pursuant to the Plan by the Board (or a duly appointed committee thereof) and communicated to the Grantee in writing.

4.	Vesting; Right to Exercise. Subject to the provisions of Sections 2 and 5 hereof, the Grantee shall become vested in installments of Appreciation Rights awarded to the Grantee and such Appreciation Rights shall become fully exercisable in accordance with the following schedule:

a.	☐ Appreciation Rights shall vest and become exercisable on the first anniversary of the Date of Grant provided the Grantee is employed by the Company or a Subsidiary on that date;

b.	☐ Appreciation Rights shall vest and become exercisable on the second anniversary of the Date of Grant provided the Grantee is employed by the Company or a Subsidiary on that date; and

c.	☐ Appreciation Rights shall vest and become exercisable on the third anniversary of the Date of Grant provided the Grantee is employed by the Company or a Subsidiary on that date.

Notwithstanding the foregoing, the vesting of Appreciation Rights under this Agreement shall automatically accelerate and be exercisable in full upon (i) the Grantee’s death if such death occurs while the Grantee is employed by the Company or one of its Subsidiaries, (ii) the Grantee’s permanent and total disability, if the Grantee becomes permanently and totally disabled while an employee, or (iii) the occurrence of a Change in Control. For the purposes of this Agreement, “permanent and total disability” shall be defined by Section 22(e)(3) of the Code. Notwithstanding anything to the contrary contained herein, in the event of the Grantee’s voluntary Retirement, the Appreciation Rights shall continue to vest and become exercisable on the anniversary dates set forth in Sections 4.a., 4.b., and 4.c., regardless of whether the Grantee is employed on such date. For purposes of this Agreement, the “Retirement” shall mean the Grantee’s voluntary retirement under a retirement plan of the Company or one of its Subsidiaries at or after the earliest retirement age provided for in such retirement plan or retirement at any earlier age with the consent of the Board.

5.	Forfeiture.

a.	Notwithstanding the foregoing, except as otherwise provided in this Agreement, unexercised Appreciation Rights that are unvested on the date of the Grantee’s termination of employment shall terminate on that date and unexercised Appreciation Rights that are vested shall terminate on the first to occur of the following:

(i)	5 p.m. on the date that is set forth in Section 2 hereof;

(ii)	5 p.m. on the date that is one (1) year following the date of the Grantee’s death or permanent and total disability while in the employ of the Company or one of its Subsidiaries or during the ninety (90) day period specified in Section 5.a.(iv) hereof; or

(iii)	5 p.m. on the date that is ninety (90) days after the Grantee’s termination of employment for any reason other than due to Retirement, death or permanent and total disability.

b.	In the event that the Grantee’s employment is terminated for cause, all Appreciation Rights, this Agreement and the term shall terminate at the time of such employment termination, notwithstanding any other provision of this Agreement to the contrary. For purposes of this provision, “cause” shall mean any of the following acts.

(i)	the Grantee’s willful breach or habitual neglect of assigned duties related to the Company, including compliance with Company policies;

(ii)	conviction (including any plea of nolo contendere) of the Grantee of any felony or crime involving dishonesty or moral turpitude;

(iii)	any act of personal dishonesty knowingly taken by the Grantee in connection with his or her responsibilities as an employee and intended to result in personal enrichment of the Grantee or any other person;

(iv)	bad faith conduct that is materially detrimental to the Company;

(v)	inability of the Grantee to perform the Grantee’s duties due to alcohol or illegal drug use;

(vi)	the Grantee’s failure to comply with any legal written directive of the Board;

(vii)	any act or omission of the Grantee which is of substantial detriment to the Company because of the Grantee’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the Grantee in good faith to have been in or not opposed to the best interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled) and except that “cause” shall not mean bad judgment or negligence other than habitual neglect of duty; or

(viii)	any other act or failure to act or other conduct which is determined by the Board, in its sole discretion, to be demonstrably and materially injurious to the Company, monetarily or otherwise.

c.	For the purposes of this Agreement, the continuous employment of the Grantee with the Company shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than ninety (90) days approved by the Chief Executive Officer of the Company.

6.	Transferability and Who May Exercise.

a.	Except as otherwise provided in Section 6.b. hereof and subject to the terms and conditions set forth in Sections 2, 4, and 5, the Appreciation Rights granted under this Agreement, and any interest in or right associated with such Appreciation Rights, are not assignable or transferable by the Grantee except by will or by the laws of descent and distribution and, during the lifetime of the Grantee, may only be exercised by the Grantee or, in the event of his legal incapacity, by his guardian or legal representative. If the Grantee dies prior to the dates specified in Section 5 above without having exercised all of his or her then-vested Appreciation Rights as of his or her date of death, then the following persons may exercise the exercisable portion of the Appreciation Rights on behalf of the Grantee at any time prior to the earliest of the dates specified in Section 5 hereof: the personal representative of his or her estate or any person who acquired the right to exercise the Appreciation Rights by bequest or inheritance or by reason of the death of the Grantee; provided that the Appreciation Rights shall remain subject to the other terms of this Agreement, the Plan and all applicable laws, rules, and regulations.

b.	Notwithstanding the provisions of Section 6.a. hereof, the Appreciation Rights granted under this Agreement, and any interest in or right associated with such Appreciation Rights, shall be transferable by the Grantee, without payment of consideration therefor by the transferee, to any one or more members of the Grantee’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Grantee’s Immediate Family or to one or more partnerships in which the only partners are members of the Grantee’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Grantee.

7.	Notice of Exercise. The Grantee may exercise vested and exercisable Appreciation Rights at any time prior to the termination of the Appreciation Rights in accordance with Section 5 above by the delivery of written notice to the Company setting forth the number of vested and exercisable Appreciation Rights which are to be exercised and the date of exercise thereof (the “Exercise Date”). On or as promptly as administratively practicable after the Exercise Date, the Company shall deliver to the Grantee the number of whole Common Shares equal to the amount obtained by dividing the product of (i) 100% of the Spread of a Common Share at the time of exercise and (ii) the total number of Appreciation Rights exercised, by the Market Value per Share on the Exercise Date with a cash settlement to be made for any fractional Common Shares; provided, however, that the Company, in lieu of delivering Common Shares to the Grantee, in its sole and absolute discretion, may elect to pay the Grantee an amount in cash equal to the product of (i) 100% of the Spread of a Common Share at the time of exercise and (ii) the total number of Appreciation Rights exercised. By execution of this Agreement, Grantee hereby agrees to comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection with the exercise of any Appreciation Rights granted under this Agreement, to execute any documents that the Board shall, in its sole discretion, deem necessary or advisable.

8.	No Fractional Shares. Appreciation Rights may be exercised only with respect to whole Common Shares, and no fractional Common Share shall be issued.

9.	Representations, Etc. The spouse of the Grantee individually is bound by, and such spouse’s interest, if any, in any Appreciation Rights is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

10.	Simultaneous Death. If the Grantee and his or her spouse both suffer a common accident or casualty which results in their respective deaths within sixty (60) days of each other, it shall be conclusively presumed, for the purpose of this Agreement, that the Grantee died first and the spouse died thereafter.

11.	No Rights as Shareholder. The Grantee will have no rights as a shareholder of the Company with respect to any Appreciation Rights.

12.	Adjustment of Number of Shares and Related Matters. The number of Appreciation Rights, and the Base Price thereof, shall be subject to adjustment in accordance with Section 10 of the Plan and Section 20 below.

13.	Grantee’s Acknowledgments. The Grantee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Appreciation Rights subject to all the terms and provisions thereof. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board (or any duly appointed committee thereof) upon any questions arising under the Plan or this Agreement.

14.	Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

15.	No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Grantee the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an employee or as a consultant or as a non-employee director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Grantee as an employee, consultant or non-employee director at any time.

16.	Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17.	Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company and/or Subsidiary, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18.	Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the Appreciation Rights specifically granted hereby and constitute the sole and only agreements between the parties with respect thereto. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19.	Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

20.	Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify the terms of this Agreement, including, without limitation, the Base Price, without the Grantee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke the Appreciation Rights to the extent permitted by the Plan.

21.	Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22.	Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23.	Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

Aviall, Inc.

P. O. Box 619048

Dallas, TX 75261-9048

Attn: Secretary

Facsimile: (972) 586-1010

b.	Notice to the Grantee shall be addressed and delivered as set forth on the signature page.

24.	Tax and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Appreciation Right, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Appreciation Right that the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are issued or transferred or the cash that is payable to the Grantee upon the exercise of the Appreciation Right. Any Common Shares surrendered by the Grantee in accordance with the immediately preceding sentence shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the ____ day of _________________, 200___.

AVIALL, INC.

By:

GRANTEE

By:

Grantee’s Address for Notices: